UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 2, 2022
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.02.	Termination of a Material Definitive Agreement

On November 2, 2022, FedNat Underwriters, Inc. (“FNU”), a wholly owned subsidiary of FedNat Holding Company (the “Company”), received notice of termination from Monarch National Insurance Company (“Monarch”) of that certain Amended and Restated Managing General Agency and Claims Administration Agreement dated as of March 2, 2019, as amended by Addendum Number 1 on August 21, 2018, Addendum Number 2 on October 9, 2018, Addendum Number 3 dated December 7, 2020 and Addendum Number 4 dated July 1, 2022, between Monarch and FNU (the “MGA Agreement”). The termination of the MGA Agreement is to be effective January 1, 2023. The MGA Agreement was entered into in connection with the organization of Monarch and Addendum Number 4 was entered into in connection with the previously reported transactions pursuant to which a group of investors managed by Hale Partnership Capital Management LLC acquired 70% of Monarch’s outstanding common stock (please see the Company’s Form 8-Ks filed on July 6, 2022 and September 12, 2022 for more information). The Company is currently exploring its options in connection with such termination.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As previously reported, the appointment of the Florida Department of Financial Services, Division of Rehabilitation and Liquidation, as receiver for FedNat Insurance Company, the Company’s wholly owned insurance subsidiary that has been in runoff, was an event of default under the indentures for the Company’s Senior Unsecured Notes due 2029 in the aggregate principal amount of $100,000,000 and Convertible Senior Unsecured Notes due 2026 in the aggregate principal amount of $21,000,000 (collectively, the “Notes”). The Company has also failed to timely pay the September 15, 2022 interest payments due on the Notes (please see the Company’s Form 8-Ks filed on September 21, 2022 and September 22, 2022 for more information). The Company has been advised that The Bank of New York Mellon, the trustee for the Notes (the “Trustee”), has provided notice of such events of default to the holders of the Notes. The Company is in the process of engaging with the holders of the Notes and with the Trustee.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On November 2, 2022, the Company received the resignation of J. Gordon Jennings III, the Company’s interim Chief Financial Officer. Mr. Jennings’ last day will be November 18, 2022.

(b) On November 3, 2022, the Company’s Board of Directors appointed Richard B. Gaudet to serve as interim Chief Financial Officer effective November 18, 2022. Mr. Gaudet, age 62, currently serves as the Company’s Head of Finance and Accounting, a role he undertook on September 30, 2022 in connection with the Company’s engagement of GGG Partners, LLC (“GGG Partners”) to provide financial advisory and restructuring services to the Company (please see Item 8.01 below for more information). Mr. Gaudet, a partner of GGG Partners since 2020, has more than 18 years’ experience in corporate restructurings and financial advisory services. Prior to that, Mr. Gaudet served in various roles with World Fiber Technologies, LLC, a private-equity-sponsored general utilities and electrical contractor, including Chief Restructuring Officer from November 2019 to April 2020, President from February 2019 to November 2019, and Chief Financial Officer from July 2018 to February 2019. From 2013 to 2020, Mr. Gaudet also served as Managing Director of HDH Advisors, LLC, a financial advisory practice focused on distressed asset resolution and corporate turnaround services, and from 2004 to 2013, Mr. Gaudet was a principal of GlassRatner Advisory & Capital Group, a broad-based financial advisory firm. From 1982 through 2004 Mr. Gaudet was employed by various national banks specializing in commercial loan restructuring.

Item 8.01.	Other Events

As discussed in Item 5.02(b) above, on September 30, 2022, the Company engaged GGG Partners to provide financial advisory and restructuring services to the Company. Katie S. Goodman, Managing Partner of GGG Partners, has more than 20 years’ experience in turnarounds and restructurings and is serving as the Company’s Chief Restructuring Officer. Mr. Gaudet has been serving as Head of Finance and Accounting and will assume the role of Chief Financial Officer.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: November 4, 2022	By:	/s/ David K. Patterson

Name:	David K. Patterson
Title:	Interim Chief Executive Officer
(Principal Executive Officer)